Wachovia SBA Lending, Inc. Series 1998-1	Record Date: 09/30/2004
Servicer’s Certificate	Determination Date: 10/12/2004
Distribution Date: 10/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.9300%	83,700,000.00	23,382,111.88	38,264.60	1,489,790.64	0.00	1,489,790.64	1,528,055.24	21,892,321.24
Factors per Thousand				0.45716368	17.79917133		17.79917133	18.25633501	261.55700406
B	2.3500%	6,300,000.00	1,759,943.85	3,506.90	112,134.78	0.00	112,134.78	115,641.68	1,647,809.07
Factors per Thousand				0.55665079	17.79917143		17.79917143	18.35582222	261.55699524
Pool		90,000,000.00	25,142,055.73	41,771.50	1,601,925.42	0.00	1,601,925.42	1,643,696.92	23,540,130.31
Totals				0.46412778	17.79917133		17.79917133	18.26329911	261.55700344

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	37,606.20	658.40	38,264.60	1.9300%	0.00
B	3,446.70	60.20	3,506.90	2.3500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Schedule of Remittance

Aggregate Amount Received		1,816,486.85
Amount Available in the Spread Account		1,717,343.10
Interest Earnings on Spread Account		1,226.47
Monthly Advances		0.00
(Servicing Fee) *		(26,986.07)
(Premium Protection Fee)		(30,739.54)
(Unreimbursed Monthly Advances)		0.00

	Available Funds	3,477,330.81

Bond Interest Distributed		41,771.50
Bond Principal Distributed		1,601,925.42
Escrow Fee		1,257.10
Specified Spread Account Requirement		1,707,715.34
(Required for Spread Account)		0.00
Spread Excess Distributed to Spread Acct Depositor		124,661.45

		3,477,330.81

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		25,142,055.73
Aggregate Ending Principal Balance of Loans		23,540,130.31
Principal Prepayments (Number / Amount)	3	1,364,739.67
Curtailments		2,412.17
Excess and Monthly Payments		195,444.75
Recoveries on Previous Realized Losses		45,349.27
Interest Received		208,540.99
Amount of Monthly Advance		0.00
Compensating Interest		982.11
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	39,328.83	5,896,874.72
Specified Spread Account Requirement		1,707,715.34
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,832,376.79
Excess Spread / Extra Interest	67,636.17	81,110.40
Weighted Average SBA Loan Interest Rate		6.3306%
Weighted Average Maturity		153.060
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$29,960.43

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Exhibit K

Outstanding Balance - Pool	23,540,130.31
# Accounts	325

Outstanding Balance - Gross	82,846,876.92
# Accounts	325

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	158	13,543,917.19	57.535%
Delinquent 30-59 Days	1	13,534.48	0.057%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	2	103,675.49	0.440%
Delinquent 180-719	1	280,398.81	1.191%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	162	13,941,525.97	59.223%

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	158	44,066,233.57	53.190%
Delinquent 30-59 Days	1	54,137.49	0.065%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	2	414,701.28	0.501%
Delinquent 180-719	1	836,736.76	1.010%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	162	45,371,809.10	54.766%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		279	279	279
(iii)		0	0	15
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i)	0	1	0
	(ii)	0	0	0
	(iii)	0	0	0
	total	0	1	0
(x) (c&d)	(i)	18	18	18
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	18	18	18
(xii)		262	262	262

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: 09/30/2004 Determination Date: 10/12/2004 Distribution Date: 10/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300